Exhibit 10.2

THIS NOTE AND THE SHARES OF SERIES I PREFERRED  SHARES ISSUABLE UPON CONVERSION HEREOF AND THE CLASS A COMMON SHARES ISSUABLE UPON THE CONVERSION OF THE SERIES I PREFERRED SHARES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THE SECURITIES MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS. DELIVERY OF THE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  IF THESE SECURITIES ARE BEING SOLD AT ANY TIME THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW NOTE CERTIFICATE REPRESENTING THE SECURITIES, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM THE COMPANY'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY'S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.

NEUTRISCI INTERNATIONAL INC.
Senior Secured Convertible Promissory Note (the "Note")

Issuance Date: March 28, 2013	Principal Amount: USD$2,500,000.

For value received, NEUTRISCI INTERNATIONAL INC., a corporation incorporated in Alberta Canada with an address of Unit 2A, 4015- 1st Street S.E., Calgary, AB T2G 4X7 (the “Maker”) hereby promises to pay to the order of CHROMADEX CORPORATION, a corporation incorporated in the State of Delaware with an address of 10005 Muirlands, Suite G, Irvine, CA 92618 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of  Two Million Five Hundred Thousand  U.S. Dollars ($2,500,000.00), together with interest thereon.

The outstanding principal balance of this Note shall be due and payable as follows: (a) USD$416,667.00 shall be payable on August 15, 2013; (b) USD$416,667.00 shall be payable on November 15, 2013; (c) USD$416,667.00 shall be payable on February 15, 2014; (d) USD$416,667.00 shall be payable on May15, 2014; (e) USD$416,667.00 shall be payable on August15, 2014; and (f) USD$416,667.00 shall be payable on November 15, 2014 (the “Final Maturity Date”),  unless this Note is sooner converted or paid in accordance with the terms herein. The Maker and the Holder shall discuss in good faith a measured approach to accelerate the foregoing payment schedule based on mutually agreed upon growth and sales thresholds of the BluScience Products.

Upon the failure of the Maker to pay the Cash Balance (as defined in the Purchase Agreement (as defined below) to the Holder on or prior to the Cash Balance Payment Date (as defined in the Purchase Agreement, the Cash Balance will begin to accrue interest at a rate equal to 18% per annum from the Cash Balance payment Date and shall be an Event of Default under this Note. In the event that the Maker shall fail to pay the Cash Balance on or prior to the Cash Balance Payment Date to the Holder, then the outstanding principal amount of this Note shall be increased by the amount of the Cash Balance and this Note shall be payable on demand.

ARTICLE I -  GENERAL TERMS

Section 1.1 Asset Purchase and Sale Agreement

This Note has been executed and delivered pursuant to Section 4.1(c) of the Asset Purchase and Sale Agreement dated March 28, 2013, between the Maker and the Holder (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”). This is the “Senior Secured Note” referenced in the Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. Certain terms used herein are defined in Section 5.13 hereof.

Section 1.2 Interest

Except in an Event of Default (as defined in Section 2.1), no interest shall accrue on this Note from its original issuance date, March 28, 2013 (the “Issuance Date”), until this Note is repaid in full or converted as contemplated herein.  Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of this Note and on all unpaid interest from the date of the Event of Default, at a per annum rate equal to the lesser of (i) eighteen percent (18%) or (ii) the maximum applicable legal rate per annum, calculated based on a 360-day year.   Interest shall be computed on the basis of a 360-day year of twelve (12) thirty-day months, compound monthly and shall start accruing on the date of an Event of Default.

Section 1.3 Payment of Principal; Prepayment

The Maker may prepay this Note in full or in part at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note prepaid, plus all accrued and unpaid interest at the time of such request (the “Prepayment Price”); provided however, that the Maker deliver to the Holder a written notice of the Maker’s intent to make such prepayment at least ten (10) days prior to the date of prepayment, and that the Maker is obligated to honor all conversion requests delivered by the Holder during such ten (10) day period.

Section 1.4 Security Agreement

The obligations of the Maker hereunder are secured by: (i) a Security Agreement dated on  March 28, 2013 between the Maker and the Holder (the “Security Agreement”) and (ii) the Subsidiary Guarantee (as defined in the Purchase Agreement).  The Security Agreement and the Subsidiary Guarantee and any other subsidiary guaranty, if any, as contemplated pursuant to Section 9.1(d) of the Purchase Agreement are collectively referred to herein as the “Security Documents”.  The Security Documents, together with this Note, the Purchase Agreement, the Royalty Agreement and the Supply Agreement and all other documents or instruments in connection herewith or therewith or in furtherance hereof or thereof, are collectively referred to herein as the “Transaction Documents”.

Section 1.5 Payment on Non-Business Days

If payment shall be due on a Saturday, Sunday or a public holiday, under the laws of the State of New York or Calgary, Alberta, the payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6 Transfer

Subject to the provisions of Section 5.8, this Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.7 Replacement

Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II -  EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default.

The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Maker defaults in any payment of (i) the principal amount when due, or (ii) interest on, or any other fees due in connection with this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b) the Maker fails to observe or perform any covenant or agreement contained in the Transaction Documents, which if possible to cure, is not cured within three (3) Business Days after the earliest of: (i) the date the Maker receives notice from the Holder of the occurrence thereof; (ii) the date the Maker knew of such default; or (iii) the date the Maker should have known of such default; or

(c) the Maker provides notice to the Holder, including by way of public announcement, at any time, of the Maker’s inability to comply (including without limitation for any of the reasons described in Section 3.7(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Series I Preferred Shares (as defined in the Purchase Agreement); or

(d) the Maker fails to deliver the Series I Preferred on time, pursuant to the terms herein,  upon conversion of this Note; or

(e) the Maker fails to pay any fees or liquidated damages under  the Transaction Documents, and the failure is not remedied within five (5) Business Days after the occurrence thereof; or

(f) the Maker makes a representation or warranty made in the Transaction Documents, which proves to have been false or incorrect or breached on the date as of which it was made, and  results in a Material Adverse Effect; or

(g) the Maker defaults: (i) on any payment of any amount or amounts of the principal or interest on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $25,000; or (ii) in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(h) the Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) (the "Bankruptcy Code") or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under comparable laws of any jurisdiction; (vi) issue a notice of bankruptcy or winding down of its operations or a press release regarding the same; or (vii) take any action under the laws of any jurisdiction  analogous to any of the foregoing; or

(i) the Maker is subject to a proceeding or case,  without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker; or (iii) similar relief, under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii), and shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under  the Bankruptcy Code or under the comparable laws of any jurisdiction against the Maker, or action under the laws of any jurisdiction analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(j) the Maker, upon obtaining a dual listing on a national securities exchange in the United States as contemplated pursuant to Section 9.1(c) of the Purchase Agreement, fails to instruct its transfer agent to remove any legends from shares of Common Shares eligible to be sold under Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”) and issues the un-legended certificates to the Holder, within three (3) Business Days of the Holder’s request, so long as the Holder has provided reasonable assurances to the Maker that such Common Shares can be sold pursuant to Rule 144; or

(k) the Maker commits any default or Event of Default under any of the Transaction Documents, or the occurrence of any event, which, with the passage of time or the giving of notice or both, would constitute a default or an Event of Default under any Transaction Document; or

(l) the Maker ceases to actively conduct operations relating to its current business as of the date hereof for a period of ten (10) or more consecutive Business Days in a manner consistent with past practices relating to such business; or

(m) any material portion of the property or assets of the Maker is seized by any government authority; or

(n) the Maker or any principal executive officer thereof is indicted for the commission of any criminal activity involving fraud or dishonesty; or

(o) the closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding Common Shares in which more than fifty percent (50%) of the outstanding Common Shares are tendered and accepted.

Section 2.2 Remedies Upon An Event of Default

 On and after the date that an Event of Default has occurred or is occurring, the Holder of this Note may at any time, at its option: (a) declare due and payable the following: (i) the entire unpaid principal balance of this Note and (ii) all interest accrued hereon, which shall be payable without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, that, no notice or declaration of acceleration by the Holder shall be required in case of an Event of Default as described in Section 2.1(j) or Section 2.1(k) above, the occurrence of which shall cause the outstanding principal balance and all accrued interest to become immediately due and payable; or (b) demand immediate prepayment of this Note at the Prepayment Price.

In addition, the Holder may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under the Transaction Documents.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice its rights. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Notwithstanding the foregoing, if an Event of Default occurs or is occurring, the Holder of this Note may at any time, at its option, demand that all or a portion of the Principal Amount, then outstanding and all accrued and unpaid interest thereon, be converted into Series I Preferred Shares at the Conversion Price (as defined in Section 3.2 hereof) per share based on the Conversion Price of the Business Day immediately preceding the date the Holder demands conversion.

ARTICLE III -  CONVERSION; ANTI-DILUTION; PREPAYMENT

Section 3.1 Conversion Option

At any time on or after the occurrence of an Event of Default, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”).  The Note shall be converted into such number of fully paid and non-assessable Series I Preferred Shares as is determined by dividing (x), that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert, by (y), the Conversion Price (the “Conversion Rate”), then in effect on the date (the “Conversion Date”) that the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number (403) 252-2106, Attn.: Keith Bushfield (or current CEO, President or CFO)); however, the Conversion Price is subject to adjustment as described in Section 3.5 below.

The Holder shall deliver this Note to the Maker, at the address designated in the Purchase Agreement, at such time that this Note is fully converted.  With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date, and the Maker shall issue and deliver a new certificate for the number of Series I Preferred Shares which have not been converted.

Section 3.2 Conversion Price

The term “Conversion Price” shall mean: (a) at any time prior to the Public Offering, USD$4.00, subject to adjustment under Section 3.4 and Section 3.5 hereof; or (b) at any time after the Public Offering, the price that is the product of four (4) times the lesser of: (i) the closing price of the Common Shares listed on the Stock Exchange or, (ii) if applicable, the closing bid price of the Common Shares listed a national securities exchange in the United States on the date immediately prior to the applicable Conversion Date.

Section 3.3 Mechanics of Conversion

(a) No later than three (3) Business Days after any Conversion Date, the Maker or its designated transfer agent, shall issue and deliver to the Holder, by express courier, a certificate or certificates representing the number of  Series I Preferred Shares being acquired (the “Certificates”), pursuant to the conversion of this Note (the “Delivery Date”).  If upon sending a Conversion Notice, the Certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker, at any time on or before its receipt of the Certificates thereafter, to rescind such conversion.  If the conversion is rescinded, the Maker shall immediately return this Note tendered for conversion (if applicable), and the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of the notice of revocation, except that any amounts described in Sections 3.3(b) and 3.3(c) shall be payable through the date notice of rescission is given to the Maker.

(b) The Maker understands that a delay in the delivery of the Certificates upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If Maker fails to deliver to the Holder the Certificates by the Delivery Date, the Maker shall pay to the Holder, in cash, an amount per Business Day for each Business Day until  the Certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of: (A) (i) 1% of the aggregate principal amount of the Note requested to be converted for the first five (5) Business Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Business Day thereafter; and (B) $1,000 per day (which shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit the Holder’s right to pursue actual damages for the Maker’s failure to deliver Certificates within the period specified herein, and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this section through the date the Conversion Notice is withdrawn.

(c) In addition to any other rights available to the Holder, if at any time after the Public Offering the Maker fails to cause its transfer agent to transmit to the Holder the  Certificates issuable upon conversion of this Note, on or before the Delivery Date, and if due to the Maker's failure the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale,  which the Holder anticipated receiving upon such conversion, the Maker shall (i) pay in cash to the Holder amount (x), the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares  purchased, exceeds (y), the amount obtained by multiplying (A) the number of shares of Common Shares issuable upon conversion of the Series I Preferred Shares issuable upon the conversion of this Note that Maker was required to deliver to the Holder and (B) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Note and equivalent number of  Series I Preferred Shares for which conversion was not honored or deliver to the Holder the number of Series I Preferred Shares that would have been issued had the Maker timely complied with its conversion and delivery obligations hereunder (a “Buy-In”).  For example, if the Holder purchases Common Shares for $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Shares issuable upon the conversion of the Series I Preferred Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (ii) the Maker shall be required to pay the Holder $1,000. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder with respect to the Buy-In, together with applicable confirmations and evidence reasonably requested by the Maker.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and injunctive relief with respect to the Maker’s failure to deliver the Certificates on time,  upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4 Anti-Dilution Protection.

Until the Note has been converted or paid in full, if  prior to the Public Offering, the Maker issues any Common Shares Equivalents at a price less than  $1.00 per share (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee pursuant to an option plan an amount not to exceed to 30% of the Maker’s outstanding capital stock ), or subsequent to a Public Offering at the price per share in such Public Offering (each, a “Dilutive Issuance”), then concurrently with such Dilutive Issuance, the Conversion Price shall be reduced to the product of four (4) times the price per share of such Dilutive Issuance. For the purposes of this Agreement, “Common Shares Equivalents” shall mean, any securities of the Maker which would entitle the holder thereof to acquire at any time common shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common shares.

Section 3.5 Adjustment of Conversion Price.

(a) Until this Note has been converted or paid in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.5(a)(i) hereof):

(a) Adjustments for Stock Splits and Combinations.  If the Maker shall at any time after the Issuance Date, effect a stock split of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Maker shall at any time after the Issuance Date, combine the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(b) Adjustments for Certain Dividends and Distributions.  If the Maker shall at any time after the Issuance Date, make, issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in Common Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date; and

(2)
the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of  Common Shares issuable in payment of such dividend or distribution.

(c) Adjustment for Other Dividends and Distributions.  If the Maker shall at any time after the Issuance Date, make, issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in other than Common Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Shares receivable thereon, the number of securities of the Maker, which they would have received had this Note been converted into Series I Preferred Stock and the subsequent conversion of such shares into Common Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this section with respect to the rights of the Holder; provided, however, that if such record date shall be fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(d) Adjustments for Reclassification, Exchange or Substitution.  If the Common Shares issuable upon conversion of the Series I Preferred Shares issuable upon the conversion of this Note at any time after the Issuance Date change to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), 3.5(a)(ii) and 3.5(a)(iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number  Common Shares issuable upon the conversion of the Series I Preferred Shares into which this Note may have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time after the Issuance Date there is a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), 3.5(a)(ii) and 3.5(a)(iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Maker with or into another Person where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker’s properties or assets to any other Person (an “Organic Change”), then as a part of the Organic Change, (A) if the surviving entity in the Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its Common Shares are listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company registered pursuant to the Exchange Act, or its Common Shares are not listed or quoted on the Stock Exchange, a national exchange or the OTC Bulletin Board, the Holder shall have the right to demand prepayment pursuant to Section 3.6(b) hereof.  In any such case, appropriate adjustments shall be made in the application of this section with respect to the rights of the Holder after the Organic Change to the end that the provisions of this section  (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as equivalent a manner as may be practicable.

(b) Record Date.  In case the Maker shall take record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase Common Shares or Common Shares Equivalents, then the date of the issue or sale of the Common Shares shall be deemed to be the record date.

(c) No Impairment.  The Maker shall not, by amendment of its Articles of Incorporation, Bylaws, Operating Agreement or other constitutional documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, and will at all times in good faith, assist in carrying out all provisions under this section and take all actions as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event a Holder elects to convert any portion of the Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder, or anyone associated or affiliated with the Holder, has been engaged in any violation of law, violation of an agreement  the Holder is a party to, or for any reason whatsoever, unless, an injunction from a court, or notice, restraining or adjoining the conversion of all or of the Note has been issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Note that the Holder has elected to convert. The bond shall remain in effect until the completion of the arbitration or litigation of the dispute, and the proceeds shall be payable to the Holder (as liquidated damages), in the event the Holder obtains judgment.

(d) Certificates as to Adjustments.  Upon the occurrence of an adjustment or readjustment of the Conversion Price or the number of Common Shares issuable upon conversion of the Series I Preferred Shares issuable upon the conversion of this Note, the Maker, at its own expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder an adjusted certificate, showing in detail the facts upon which the adjustment or readjustment is based.  The Maker shall, upon the written request of the Holder, at any time, furnish or cause to be furnished to the Holder a certificate setting forth: i) adjustments and readjustments; ii) the applicable Conversion Price in effect at the time; and iii) the number of Common Shares and the amount, if any, of any other securities or property, which would be received upon the conversion of the Series I Preferred Shares issuable upon the conversion of this Note.  Notwithstanding the foregoing, the Maker shall not be obligated to deliver a new certificate unless the certificate's adjusted amount reflects an increase or decrease of at least one percent (1%).

(e) Issue Taxes.  The Maker shall pay any and all issue taxes and other taxes, excluding Canadian, federal, state or local income taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(f) Fractional Shares.  No fractional  Series I Preferred Shares shall be issued upon conversion of this Note.  All fractional shares shall be rounded up or down to the nearest whole share.

(g) Reservation of Common Shares.  The Maker shall at all times, while this Note is outstanding, reserve and keep available from its authorized but unissued Common Shares, such number of Common Shares as is sufficient to effect the conversion of the Series I Preferred Shares issuable upon the conversion of this Note and all interest accrued thereon; provided that the number of Common Shares reserved shall at no time be less than one hundred twenty percent (120%) of the number of Common Shares for which the Series I Preferred Shares issuable upon the conversion of this Note and all interest accrued thereon are at any time convertible.  The Maker shall, from time to time in accordance with the laws of Calgary, Alberta, increase the authorized number of Common Shares, if at any time the unissued number of authorized shares is not sufficient to satisfy the Maker’s obligations under this section.

(h) Regulatory Compliance.  If any Common Shares reserved for the purpose of conversion the Series I Preferred Shares issuable upon the conversion of this Note or interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Prepayment.

(a) Prepayment Upon an Event of Default.  Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)-(o) hereof, the Holder shall have the right, at the Holder’s option, to require the Maker to prepay in cash all or a portion of this Note at the Prepayment Price.  Nothing in this section shall limit the Holder’s rights under Section 2.2 hereof

(b) Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, upon the occurrence of a Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note, plus all accrued and unpaid interest and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”).

(c) “Major Transaction” A Major Transaction shall be deemed to have occurred upon the occurrence of any of the following events:

(a) the consolidation, merger or other business combination of the Maker with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which the Maker is the surviving entity and the holders of the  Maker’s voting power immediately prior to the transaction continue to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) after the transaction;

(b) the sale or transfer of more than fifty percent (50%) of the Maker’s assets (based on the fair market value, as determined in good faith by the Maker’s board of directors), other than inventory, in the ordinary course of business or otherwise and in one or a related series of transactions; or

(c) the closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding Common Shares in which more than fifty percent (50%) of the outstanding Common Shares were tendered and accepted.

(d) Mechanics of Prepayment at the Option of the Holder Upon a Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (the “Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of the Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder may require the Maker to prepay, effective immediately prior to the consummation of the Major Transaction, this Note by delivering written notice thereof via facsimile and overnight courier (the “Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Maker. The Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the principal amount of the Note that the Holder is electing to have prepaid and (ii) the Major Transaction Prepayment Price, as calculated pursuant to Section 3.6(b) above.

(e) Payment of Prepayment Price.  Upon the Maker’s receipt of a Notice of Prepayment at Option of Holder upon Major Transaction from the Holder, the Maker shall deliver the Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided, that, the Holder’s original Note has been delivered to the Maker.  If the Maker fails to prepay the Note (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under the Transaction Documents, the Prepayment Price payable in respect of the Note shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.  Until the Maker pays the unpaid Prepayment Price in full to the Holder, the Holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Maker to promptly return the Note to the Holder,  by sending written notice  to the Maker via facsimile (the “Void Optional Prepayment Notice”).  Upon the Maker’s receipt of the Void Optional Prepayment Notice and prior to payment of the full  Prepayment Price to the Holder: (i) the Notice of Prepayment at Option of Holder Upon Triggering Event or the Notice of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to the Note submitted for prepayment and for which the Prepayment Price has not been paid; (ii) the Maker shall immediately return any Note submitted to the Maker by the Holder for prepayment under this section which has not been paid; and (iii) the Conversion Price of the returned Note shall be adjusted to the Conversion Price that was in effect on the date the Void Optional Prepayment Notice was delivered to the Maker; provided that no adjustment shall be made if the adjustment results in an increase of the Conversion Price then in effect.  The Holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice.  Payments provided for in this section shall have priority over payments owed to other stockholders in connection with a Major Transaction.

(f) The Maker acknowledges that, notwithstanding the provisions of this section, the occurrence of a Major Transaction without the Holder’s consent may constitute an Event of Default and nothing in this section shall limit the Holder’s remedies in respect thereof.

Section 3.7 Inability to Fully Convert.

(a) Holder’s Option if the Maker Cannot Fully Convert. In addition to the Holder’s other remedies hereunder, if, upon the Maker’s receipt of a Conversion Notice, the Maker cannot issue Series I Preferred Shares or Common Shares issuable upon the conversion of the Series I Preferred Shares for any reason except as contemplated  in Section 3.9, including, without limitation, because the Maker (i) does not have a sufficient number of Series I Preferred Shares or Common Shares issuable upon the conversion of the Series I Preferred Shares  authorized and available, or (ii) is otherwise prohibited by applicable law, rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or its securities, then the Maker shall issue as many Series I Preferred Shares or Common Shares issuable upon the conversion of the Series I Preferred Shares as it is able to and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option, can elect to:

(a) if the Maker’s inability to honor any conversion fully is due to Section 3.7(a)(i),  the Holder may require the Maker to prepay that portion of this Note.  For the portion that the Maker is unable to issue Series I Preferred Shares or Common Shares issuable upon the conversion of the Series I Preferred Shares in accordance with the Holder’s Conversion Notice, the Maker shall pay the Holder the value of the Series I Preferred Shares (the “Mandatory Prepayment”) at a price per share equal to the Major Transaction Prepayment Price as at the  Conversion Date (the “Mandatory Prepayment Price”);

(b) if the Maker’s inability to fully convert is pursuant to Section 3.7(a)(ii), the Maker is required to issue restricted  Series I Preferred Shares in accordance with the Holder's  Conversion Notice;

(c) void its Conversion Notice and retain or have returned, as the case may be, this Note, which was to be converted pursuant to the Conversion Notice (however, the Holder’s voiding of its Conversion Notice shall not affect the Maker’s obligations to make any payments that have accrued prior to the date of such notice); or

(d) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 3.3(c) of this Note.

(b) Mechanics of Fulfilling Holder’s Election.  Upon receipt of the Conversion Notice, the Maker shall immediately notify the Holder, via facsimile, notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”).  The Inability to Fully Convert Notice shall indicate the following: (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; (ii) the amount of the Note for which conversion has been requested; and (iii) the Mandatory Prepayment Price. The Holder shall notify the Maker of its election pursuant to Section 3.7(a) by delivering written notice via facsimile to the Maker (“Notice in Response to Inability to Convert”).

(c) Payment of Prepayment Price.  If the Holder  elects to have its Note prepaid pursuant to Section 3.7(a)(i), the Maker shall pay the Holder the Mandatory Prepayment Price within thirty (30) days of receipt of the Holder’s Notice in Response to Inability to Convert; provided, that, prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and that all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note.  If the Maker fails to pay the Mandatory Prepayment Price to the Holder on a date that is five (5) Business Days following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full (or, if less, the highest rate permitted by law).  Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may: (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid; (ii) receive back such Note; and (iii) require that the Conversion Price of the returned Note be adjusted to the Conversion Price, as in effect on the date the Holder voided the Mandatory Prepayment.

Section 3.8 No Rights as Shareholder.

Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote, receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE IV - COVENANTS

For so long as this Note is outstanding, without the prior written consent of the holders of at least a majority of the aggregate principal amount of this Note:

Section 4.1 No Liens.

Other than Permitted Liens, the Maker shall not enter into, create, incur, assume or suffer to exist any liens, security interests, charges, claims or other encumbrances of any kind (collectively, “Liens”) on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

Section 4.2 No Indebtedness.

Other than Permitted Indebtedness, Indebtedness of the Maker existing on the date hereof and disclosed in the Purchase Agreement (and any refinancing of such Indebtedness on or prior to the maturity thereof in like amount) and Permitted Purchase Money Indebtedness, the Maker shall not enter into, create, incur, guarantee, assume or suffer to exist any Indebtedness.

Section 4.3 Compliance with Transaction Documents.

The Maker shall comply with its obligations under the Transaction Documents.

Section 4.4 Transactions with Affiliates.

Without the prior written consent of the Holder, the Maker shall not engage in any transactions with any officer, director, employee or any Affiliate of the Maker, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Maker, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000, other than for: (i) payment of reasonable salary for services actually rendered, as approved by the board of directors of the Maker as fair in all respects to the Maker; (ii) reimbursement for expenses incurred on behalf of the Maker; or (iii) transactions which are on substantially equivalent terms as are provided to third parties in arm’s length transactions in which such officer, director, employee or Affiliate has agreed to participate.

Section 4.5 No Dividends.

For as long as this Note is outstanding, the Maker or any subsidiary thereof shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Shares or other equity security of the Maker or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Maker or any subsidiary thereof.  For the absence of doubt, the foregoing restriction shall be inapplicable to any conversion features or cashless exercise provisions of any notes, stock or other instrument or agreement and any consideration issued in connection with amendment, waiver or cancellation of any warrants, subscription terms or rights in existence as of the date hereof.

Section 4.6 No Merger or Sale of Assets.

For so long as this Note is outstanding, the Maker or any subsidiary thereof shall not: (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof; (ii) change its name or state or organization; (iii) commence any liquidation or dissolution; or (iv) in any way or manner alter its organizational structure or effect a change of entity.

Section 4.7 Payment of Taxes, Etc.

The Maker shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to cause a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 4.8 Corporate Existence.

The Maker shall maintain in full force and effect its corporate or limited liability existence, as the case may be, its rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business; provided, that, the Maker shall not be obligated to maintain any permit or license if the failure to so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.9 Investment Company Act.

The Maker shall conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 4.10 Indebtedness to Affiliates.

For as long as this Note is outstanding, the Maker shall not make any payment on any indebtedness owed to officers, directors or Affiliates.

Section 4.11 Registration and Listing

The Company will comply with Section 9.1(c) of the Purchase Agreement.

Section 4.12 Reporting Requirements

The Maker shall furnish the following to the Holder so long as the Holder beneficially owns the Note:

(a)       unaudited quarterly reports as soon as practical after the document is or would have been required to be filed with the Securities and Exchange Commission (the “SEC”) containing the information required to be filed with the SEC  on Form 10-Q;

(b)       audited annual reports as soon as practical after the document is or would have been required to be filed with the SEC containing the information required to be filed with the SEC on Form 10-K;

(c)       current reports as soon as practical after the document is or would have been required to be filed with the SEC  containing the information required to be filed with the SEC on Form 8-K; and

(d)       copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Shares, contemporaneously with the delivery of such notices or information to such holders of Common Shares.

Section 4.13 Other Agreements

The Maker shall not, without the Holder's approval, enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Maker to perform its obligations under any Transaction Document.

Section 4.14 Reporting Status

At any time after the Maker complies with Section 9.1(c) of the Purchase Agreement, and for as long as the Holder beneficially owns this Note, the Maker shall timely file the following: i) all reports required under Canadian Law; ii) all reports required by the Stock Exchange; and iii) all quarterly and annual reports on Form 10-Q and 10-K required by the SEC pursuant to the Exchange Act pursuant to Section 12(b) or 12(g).

Section 4.15 Disclosure of Material Information

At any time after the Public Offering and for so long as the Holder beneficially owns this Note, the Maker covenants and agrees that neither it nor any other person acting on its behalf has or will provide the Holder, its agents or counsel with any information that the Maker believes constitutes material non-public information, unless prior thereto, the Holder executes a written agreement regarding the confidentiality and use of such information.  The Maker understands and confirms that the Holder shall be relying on the foregoing representations in effecting transactions in securities of the Maker.

Section 4.16 Amendments

The Maker shall not amend or waive any provision of its organizational and corporate documents in any way that would adversely affect exercise or other rights of the Holder or create a class of preferred shares that is senior to or on parity with the holders of the Series I Preferred Shares. The Maker shall not issue any Series I preferred shares to any third party other than the Holder.

Section 4.17 Compliance with the Law

The Maker shall, and shall cause each of its subsidiaries to, comply with all applicable Alberta and New York laws, rules and regulations of all federal, state and local governmental and administrative authorities (including without limitation environmental laws, rules and regulations), duly observe and conform in all material respects to all valid requirements of all governmental authorities relating to the conduct of its business or to its properties or assets, and obtain and maintain in full force and effect all licenses and permits required by all applicable governmental authorities to conduct its business and own its properties and assets.  If the Maker fails to pay all or any portion of any fee required to maintain in full force and effect all licenses and permits required by all applicable governmental authorities to conduct its business and own its properties and assets, the Holder may elect to pay all or any portion of such fees, which shall be reimbursed within ten (10) days by the Maker and shall be (i) deemed Indebtedness to the Holder owed under this Note and (ii) secured by the Security Agreement.

Section 4.18 Maintenance of Assets

The Maker shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, expect as would not reasonably be expected to cause a Material Adverse Effect, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

Section 4.19 Opinions

For so long as either the Holder owns this Note or any Series I Preferred Shares, at any time after the Public Offering the Maker is subject to Rule 144 and the rules and regulations promulgated under the Securities Act, the Maker will provide, at the Maker’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Series I Preferred Shares issuable upon conversion of this Note pursuant to an effective registration statement, Rule 144 or an exemption from registration under the Securities Act. In the event that Series I Preferred Shares are sold in a manner that complies with an exemption from registration under the Securities Act, the Maker will promptly instruct its counsel (at the Maker’s expense) to issue to the Maker’s transfer agent an opinion permitting removal of the legend (indefinitely, if more than one year has elapsed from the date hereof) or to permit sale of the shares if pursuant to the other provisions of Rule 144.

ARTICLE V -  MISCELLANEOUS

Section 5.1 Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, electronic mail, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Shares, (y) with respect to any pro rata subscription offer to holders of Common Shares or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received.

Section 5.2 Governing Law.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 5.3  Interest Rates

All payment obligations arising under this Note are subject to the express condition that at no time shall the Maker be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Maker is permitted by law to contract or agree to pay. If by the terms of this Note, the Maker is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

Section 5.3 Headings.

Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.

The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.5 Enforcement Expenses

The Maker agrees (a) to pay all reasonable costs and expenses of the Holder in the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses, and (b) that such costs shall be deemed Indebtedness hereunder.

Section 5.6 Binding Effect.

The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.7 Amendments.

This Note may not be modified or amended in any manner except in writing executed by the  Maker and the Holder.

Section 5.8 Compliance with Securities Laws.

The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in compliance with applicable securities laws.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SERIES I PREFERRED SHARES ISSUABLE UPON CONVERSION HEREOF AND THE CLASS A COMMON SHARES ISSUABLE UPON THE CONVERSION OF THE SERIES I PREFERRED SHARES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THE SECURITIES MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS. DELIVERY OF THE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  IF THESE SECURITIES ARE BEING SOLD AT ANY TIME THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW NOTE CERTIFICATE REPRESENTING THE SECURITIES, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM THE COMPANY'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY'S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”

Section 5.9 Consent to Jurisdiction.

The Maker and the Holder (a) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (b) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  The Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law.

Section 5.10 Parties in Interest.

This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 5.11 Failure or Indulgence Not Waiver.

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.12 Waivers; Dispute Resolution.

Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 5.13 Definitions.

Terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Common Shares” shall mean the Class “A” common shares of the Maker.

 “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $25,000 in the aggregate in any fiscal year (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $25,000 in the aggregate in any fiscal year; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include usual and customary trade debt incurred in the ordinary course of business and endorsements for collection or deposit in the ordinary course of business.

“Material Adverse Effect” means any material adverse effect on or to any of (a) the business, assets, operations, prospects or condition (financial or otherwise) of the Maker, (b) the ability of the Maker to perform any of its obligations hereunder or under the Transaction Documents, or (c) the rights and benefits available to the Holder hereunder and the Transaction Documents.

“Preferred Shares" or "Series I Preferred Shares" means the series I preferred shares of the Maker, which may from time to time convert into four Common Shares for each Preferred Share surrendered.

“Permitted Indebtedness” means

(a) Unsecured Indebtedness which may, from time to time be incurred or guaranteed by the Maker which in the aggregate principal amount does not exceed $10,000;

(b) Indebtedness relating to capital leases in an aggregate amount not to exceed $10,000 (secured only by the equipment subject to such leases);

(c) accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;

(d) Permitted Subordinated Indebtedness (as defined below); or

(e) Indebtedness outstanding on the date hereof and disclosed in the Purchase Agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker contesting the same) have been established in accordance with Canadian GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Maker’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Maker’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) any Permitted Subordinated Indebtedness disclosed in the purchase Agreement; and (d) any Liens outstanding on the date hereof disclosed in the Purchase Agreement.

 “Permitted Subordinated Indebtedness” means Indebtedness that: (a) is expressly subordinate in right of payment and security to this Note and the security therefor; (b) shall not mature prior to the maturity of this Note; (c) shall not permit any payment of principal thereof or interest thereon prior to the payment in full of this Note; (d) shall not be secured by any asset, agreement or other collateral, other than, in each case and on a subordinated basis, the collateral securing this Note; and (e) is subject to a subordination and intercreditor agreement among the Maker, the Holder and the holder of such Permitted Subordinated Indebtedness in form and substance satisfactory to the Maker in its sole and absolute discretion.

“Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

NEUTRISCI INTERNATIONAL INC.

By:  /s/ Keith Bushfield
        Name: Keith Bushfield
    Title: President & CEO

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert $ ________________ of the principal amount [and accrued interest thereon] of the above Note into shares of Common Shares of NeutriSci International Inc. according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Applicable Conversion Price __________________________________________________

Number of shares of Common Shares beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature___________________________________________________________________

[Name]

Address:__________________________________________________________________

__________________________________________________________________